                                                                   Exhibit 10.13

                                REVENUE SHARING
                              OUTPUT LICENSE TERMS
                                   (RETAILER)

As of June____, 2000

The following (the "Agreement") sets forth the terms of the license agreement (the "License") between Warner Home Video ("WHV"), a division of Time Warner Entertainment Company, L.P. and Netflix.com (the "Retailer") for revenue sharing on WHV's Rental Picture output (as defined below).

1.   TERM: Five (5) year period commencing upon the "Street Date" of the first
     ----
"Rental Picture" (as such terms are defined below) released by WHV on or after date of execution of this Agreement.

2.   TERRITORY: United States and its territories and possessions only.
     ---------

3.   DEFINITIONS:
     -----------

     a.   "Licensed Units" shall mean the total number of DVD units licensed to
           --------------
          Retailer hereunder.

     b.   "Month" shall be defined as each calendar month, and each Month shall
           -----
          end on the last day of such month.

     c.   "Picture Term" means for each Rental Picture the [*](as defined below)
           ------------
          of a title in DVD format.

     d.   "Rental Picture" means [*], provided, however, that product controlled
           --------------
          by third parties who do not approve of the terms hereof shall be specifically excluded from Rental Pictures. "New Release" refers to the initial release of a title in the DVD format. WHV reserves its right, upon notice to Retailer, prospectively to withdraw any Rental Picture or distributed line from the terms hereof in the event WHV ceases to own or control homevideo distribution in the Territory with respect thereto.

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     e.   "Revenue" means all consumer-generated video rental revenue, plus [*]
          ---------
          (collectively, "Fees") per rental transaction [*] and net of [*]. In the case of customer subscriptions (each, a "Subscription"), Revenue shall be determined [*]. The parties agree that Retailer's calculation of [*] shall be subject to review and verification by WHV.

          (i)   "Bad Debt" shall mean, for purposes hereof [*].
                ----------

          (ii)  "Taxes" shall mean any and all sales, excise, value added or
                -------
                other taxes which meet the following qualifications: (A) the taxes are separately stated, (B) the taxes are required by law to be collected from Retailer's customers, and (C) the taxes are actually paid by Retailer to taxing authorities.

     f.   "Street Date" means the first day Retailer is permitted by WHV to make
          -------------
          a title available for rental to consumers.

     g.   "Turn" shall mean [*].
          ------

4.   LICENSED RIGHTS:
     ----------------

     a.   Homevideo Distribution License: WHV licenses to Retailer on a limited
          -------------------------------
          and nonexclusive basis homevideo distribution rights to the Rental Pictures in the DVD format only for rental only in the retail market in the Territory during the Term, subject to the terms hereunder and subject to Retailer's agreement to [*] subject to Paragraph 5(a) below.

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     b.   Credit Worthiness: WHV and Retailer agree that this License is and
          ------------------
          shall during the Term be conditioned upon and subject to timely payments by Retailer to WHV in accordance with the terms and provisions of Paragraphs 5 through 8 below.

     c.   Reservation of Title: Legal title to, and risk of loss of, the
          ---------------------
          Licensed Units hereunder shall remain vested in WHV, subject to disposition of Licensed Units pursuant to Paragraph 8 below. Retailer shall not permit any encumbrance to attach to any Licensed Units delivered pursuant to this Agreement.

     d.   Limitations on Bundling: In the event Retailer elects to bundle Rental
          ------------------------
          Pictures with any other of Retailer's products, the effective retail price of the Rental Picture(s) shall be proportionate to the effective rental and/or retail price of each of the other products in the bundle, subject to WHV's [*], pursuant to Paragraph
          6.a. below.

5.   INITIAL PAYMENT TO WHV:
     -----------------------

     a.   Initial Payment: For each Rental Picture licensed hereunder, Retailer
          ---------------
          shall [*] aggregate amount (the "Initial Payment") as follows:

          (i)    [*] or

          (ii)   [*]

     b.   Payment Terms. For each Rental Picture, the Initial Payment shall be
          -------------
          due and payable by Retailer [*].

     c.   [*]: Retailer shall [*] each [*] from WHV's Revenue Share on a [*]
          ---
          basis. No Initial Payment or any other amount due or owing on any Rental Picture shall be cross-collateralized with the Initial Payment or any other amount due or owing on any other Rental Picture(s). Retailer shall not [*] Initial Payments.

6.   REVENUE SHARING: For each Rental Picture, subject to Paragraph 5.c. above,
     ---------------
     WHV's share of the Revenue shall be calculated as follows:

     a.   During the Picture Term: During the Picture Term, [*] WHV's Revenue
          -----------------------
          Share shall equal [*], as defined in Paragraph 3.e. above.

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

          For purposes of clarification, the parties agree that WHV's share of Revenue per Subscription shall be calculated as: [*];

          [*]
          ---

          [*]

     b.   Post-Picture Term: After the Picture Term, [*],  subject to Paragraphs
          -----------------
          8.a. and b. below.

7.   STATEMENTS AND PAYMENTS:
     -----------------------

     a.   Statements: On a Monthly basis, within ten (10) business days after
          ----------
          the Month, for each Rental Picture, Retailer shall provide to WHV, in the formats reasonably requested and as periodically amended by WHV, a statement (the "Statement") which reflects the rental and related activities for such Month, including, without limitation, [*].

     b.   Payments: For each [*], to the extent any amounts are due
          --------
          pursuant to the Statements, such amounts shall be due and payable within [*].

8.   TREATMENT OF LICENSED UNITS DURING AND AFTER PICTURE TERM:
     ---------------------------------------------------------

     a.   [*]: The parties agree that in the event a customer of Retailer fails
          ---
          or refuses to return any Licensed Unit to Retailer, Retailer shall [*] pursuant to the terms of Paragraph 7 above.

     b.   Retailer's Rental Inventory: For each Rental Picture, at the
          ---------------------------
          expiration of the Picture Term, Retailer may elect [*] subject to Paragraph 8.d. below. In such event, Retailer agrees that [*]. The parties agree that any sale by Retailer of Rental Inventory [*].
          In the event a customer of Retailer fails or refuses to return any Rental Inventory unit to Retailer, [*] pursuant to the terms of Paragraph 7 above. The parties agree that such amount shall be [*].

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     c.   Rental Inventory Payment: For each Licensed Unit retained as "Rental
          ------------------------
          Inventory" within [*] business days after the end of the Picture Term, Retailer shall pay to WHV [*].

     d.   Effect of Non-Compliance; Penalty: The parties agree that failure by
          ---------------------------------
          Retailer to comply with this Paragraph 8 shall constitute a material breach of this Agreement. In such case, Retailer shall pay a penalty (the "Penalty") equal to [*], due to WHV pursuant to the terms of Paragraph 7 above.

9.   MARKETING/PROMOTION: Retailer agrees (i) to keep all Rental Pictures in
     -------------------
     a "new release" section for, at minimum, [*] and (ii) to develop, create, install and maintain in consultation with WHV a WHV-dedicated web page on Retailer's website with a direct link from Retailer's home page. Retailer agrees that WHV's positioning (as set forth above) shall be no worse than the positioning for the video product of any other Studio (as defined below). Both parties agree to review Retailer's marketing/promotion of WHV's product on an on-going basis during the Term.

10.  DELIVERY: WHV, at its cost, shall use its good faith reasonable efforts
     --------
     to deliver product to distribution centers designated by Retailer not less than [*] business days prior to Street Date for each Rental Picture, subject to timely placement of purchase orders by Retailer (i.e., by standard order due date).

11.  INFORMATION TO BE PROVIDED BY RETAILER: To the extent reasonably
     --------------------------------------
     available to Retailer and with respect to WHV product only, Retailer agrees to provide the following information to WHV at Retailer's expense:

     a.   Revenue Share Reporting: On a [*], no later than [*] for activity
          -----------------------
          through the [*], Retailer shall deliver to WHV, via EDI or as reasonably requested by WHV, reports detailing the number of copies, the number of [*], in each instance, by format, by warehouse, provided that for the first ninety (90) days of the Term, the parties will work together to establish an appropriate reporting system for Retailer.

     b.   Other Information: Retailer and WHV shall mutually agree on other
          -----------------
          information, reporting formats and/or tracking or information formats and systems to be provided to each other.

12.  FAVORED NATIONS:
     ---------------

     a.   Retailer's Warranty: Retailer agrees that in the event Retailer has
          -------------------
          heretofore [*] into any third party revenue sharing agreement with respect to [*] products (each, a "Third Party Agreement") in which


* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

          Retailer grants to a third party (each, a "Third Party") terms or conditions which [*].

      b.  WHV's Representation and Warranty: WHV represents and warrants that
          ---------------------------------
          the material terms and conditions relating to Term, Revenue splits, Initial Payments, Rental Inventory payments and/or payment terms as set forth in this Agreement are [*], Retailer conveys to WHV a percentage of Retailer's total equity, on a fully diluted basis immediately prior to the Effective Date (as defined below), comparable to that percentage granted to WHV by any such other internet retailer.

13. AUDIT RIGHTS: Upon not less than seven (7) days advance written notice to
    ------------
    Retailer, WHV, or its representatives or designees, shall have the right during normal business hours but not more than one (1) time per year during the Term and all the Picture Terms and two (2) times after the expiration of the Term and all the Picture Terms to inspect, audit and make extracts of the books and records of Retailer insofar as said books and records relate to the calculation or determination by Retailer of (a) Revenue, (b) WHV's Revenue Share, (c) Bad Debt, (d) customer freight charges, (e) the rights licensed hereunder, and (f) Favored Nations compliance and any and all other obligations of Retailer under this Agreement throughout the duration Term and all Picture Terms. Such rights of audit shall continue for a period of one (1) year following the expiration of the last Picture Term, as provided for under this Agreement. For purposes of clarification, there shall be no more than one (1) audit per year during the auditable period. The parties agree that Retailer shall have the right reasonably to approve independent auditors hired by WHV to conduct an audit, provided that the internal auditors of WHV and/or Time Warner and the accounting firm of Ernst & Young or WHV's then existing auditors shall be deemed pre-approved for any and all audits conducted pursuant hereto.

14. EQUITY POSITION: In partial consideration for the rights granted hereunder,
    ---------------
    Retailer agrees to grant to WHV or its designee on the date hereof ___________ shares of Retailer's Series F Non-Voting Convertible Preferred Stock (the "Shares") representing 1.204% of Retailer's outstanding equity on a fully diluted basis as of the date hereof; provided, however,


* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

       that in the event the Shares represent less than 1.204% of Retailer's outstanding equity on a fully diluted basis at any time prior to the effective date of Retailer's registration statement filed under the Securities Act of 1933 in connection with an initial public offering of Retailer's shares (the "Effective Date"), then Retailer shall grant additional equity to WHV for no additional consideration, as necessary, to maintain WHV's equity position at such percentage. In addition, WHV shall be entitled to the same information and registration rights with respect to the Shares, and the Shares will be subject to the same restrictions related to such rights, as provided in Retailer's Amended and Restated Stockholders' Rights Agreement dated as of April 13, 2000 to Holders (as defined therein). Retailer represents and warrants that the charter documents of Retailer or other documents setting forth the rights and preferences of the Shares will provide that the Shares are convertible to common stock of Retailer with full voting rights at any time that WHV elects to sell or transfer the Shares to a non-affiliated third party in a registered sale or a private transaction. The parties agree to execute and deliver in a timely manner all documentation required to effect the foregoing.

15.    CONFIDENTIALITY: Each of WHV and Retailer acknowledges that (i) the terms
       ---------------
       and conditions of this Agreement, and (ii) all information and data (including, without limitation, rental and revenue forecasts, projections and estimates and actual results, in whatever form or medium) (collectively, the "Confidential Information") provided by each party to the other under this Agreement are highly proprietary and confidential. Each of WHV and Retailer agrees that it shall not use Confidential Information (other than in connection with the performance of its obligations under this Agreement or the exercise of its rights under this Agreement) or disclose Confidential Information to any person (other than its officers, employees, agents, representative and licensors and licensees on a need-to-know basis only and who agree to be bound by the confidentiality obligations hereunder) or unless compelled by subpoena or court order or state or federal securities laws to disclose any such Confidential Information. This Paragraph 15 shall survive expiration or earlier termination of this Agreement.

16.    INDEMNIFICATION:
       ---------------

       a.    Indemnification by Retailer: Except as otherwise provided in
             ---------------------------
             Paragraph 16.b. below, Retailer shall defend, indemnify and hold WHV, its parent company, their affiliates and subsidiaries, and the officers, directors, agents and employees of each, free and harmless from all suits, claims, demands and other liabilities and expenses (including reasonable attorneys' fees) (each, a "Claim") which may arise directly or indirectly out of or by reason of (i) the unauthorized use by Retailer of any patented invention, or of any copyrighted material provided by WHV, (ii) a Claim from a customer arising out of Retailer's rental or retail practices or course of dealing with respect to such customer, and/or (iii) a breach or violation of this Agreement or any obligation, covenant, representation or warranty made hereunder by Retailer.

         b. Indemnification by WHV. Except as otherwise provided in Paragraph
            ----------------------
            16.a. above, WHV shall defend, indemnify and hold Retailer, its parent company, their affiliates, subsidiaries, and franchisees, and the officers, directors, agents, and employees of each, free and harmless from all Claims (including reasonable attorneys' fees) which may arise directly or indirectly out of or by reason of (i) copyright or trademark infringement by, or other third party Claim against, WHV or Retailer with respect to the content of any Rental Picture, provided such Claim or infringement is not the result of the negligence of Retailer or any employee or agent of Retailer,
            (ii) a physical defect in any Licensed Unit provided to Retailer hereunder by WHV, provided such defect was not caused by the negligence of Retailer or any employee or agent of Retailer, and/or
            (iii) a breach or violation of this Agreement or any obligation, covenant, representation or warranty made hereunder by WHV.

17.      REMEDIES:
         --------

         a. General: Each of WHV and Retailer acknowledge and agree that a
            -------
            material breach by either party of any of its obligations under this Agreement, gives the other party the right to terminate this Agreement upon thirty (30) days prior written notice; provided that in the event the breaching party cures such breach within the notice period, the termination notice shall be void with respect to such cured breach only. Retailer acknowledges that (i) a failure by Retailer to pay WHV in accordance with the provisions of Paragraphs 5-8 above and (ii) the failure by Retailer validly to issue the Shares to WHV and to grant certain rights with respect to such Shares as set forth in Paragraph 14 above in accordance with all applicable securities laws and regulations shall constitute a material breach of this Agreement. Retailer waives any rights to seek injunctive relief with respect to the sale, license and/or other distribution of any Rental Picture, provided that Retailer does not waive any right it may have to seek specific performance under this Agreement with respect to any Rental Picture being distributed by WHV in the rental retail marketplace. The termination of this Agreement shall not relieve the parties of any obligations incurred prior to such termination.

         b. Cap on Damages: Retailer specifically waives whatever rights it may
            --------------
            have to seek consequential or punitive damages and/or lost profits resulting from a breach by WHV of its obligations under this Agreement; provided, however that this provision shall not limit Retailer's right to seek and/or obtain actual or direct damages suffered as a result of any breach by WHV of its obligations under this Agreement.

18.  REPRESENTATIONS AND WARRANTIES:
     ------------------------------

     a.   Representations and Warranties of Retailer:
          ------------------------------------------

          (i)   Authority: Retailer hereby agrees, warrants and represents that
                ---------
                Retailer has full authority, capacity and ability to execute this Agreement and to perform all of its obligations hereunder.

          (ii)  Equity: Retailer hereby agrees, warrants and represents that
                ------
                Retailer has not and shall not grant to any Studio (as defined below) as consideration for entering into a revenue sharing arrangement (for a term of five (5) years or less) an equity position larger than that held by WHV at the time of such grant.

     b.   Representations and Warranties of WHV: WHV hereby agrees, warrants and
          -------------------------------------
          represents that WHV has full authority, capacity, ability and right to execute this Agreement, to perform all of its obligations hereunder and to license the rights to Retailer hereunder pursuant to Paragraph 4 above.

19.  TRADEMARKS:
     ----------

     a.   NetFlix Trademarks: WHV acknowledges that the Retailer's trademarks
          ------------------
          (the "NetFlix Trademarks") belong to Retailer and that WHV shall have no rights in such NetFlix Trademarks except for the purposes set forth in this Agreement. WHV shall not use the NetFlix Trademarks in any manner that is disparaging or that otherwise portrays Retailer in a negative light. WHV may not alter, modify or change the NetFlix Trademarks. Any goodwill arising out of the use of the NetFlix Trademarks hereunder shall inure to the benefit of Retailer. At no time during or after the term of this Agreement will WHV challenge or assist others to challenge the NetFlix Trademarks or the registration thereof or attempt to register any trademarks, marks or trade names confusingly similar to those Trademarks established as of the execution or during the term of this Agreement. At Retailer's reasonable request, all depictions of the NetFlix Trademarks that WHV intends to use will be submitted to Retailer for approval of design, color, or other details or will be exact copies of those used by Retailer. In the event Retailer does not approve of such depiction, WHV shall cease using such depiction upon reasonable notice.

     b.   WHV Trademarks: Retailer acknowledges that WHV's trademarks (the "WHV
          --------------
          Trademarks") belong to WHV and that Retailer shall have no rights in such WHV Trademarks. Retailer shall not use the WHV Trademarks in any manner that is disparaging or that otherwise portrays WHV in a negative light. Retailer may not alter, modify or change the WHV Trademarks. Any goodwill arising out of the use of the WHV Trademarks hereunder shall inure to the benefit of WHV. At no time during or after term of this Agreement will Retailer challenge or assist others to challenge the WHV Trademarks or the registration thereof or attempt to register any trademarks, marks or trade names confusingly similar to those Trademarks established as of the execution or during the term of this Agreement. At WHV's reasonable request, all depictions of the WHV Trademarks that Retailer intends to use will be submitted to WHV for approval of design, color, or other details or will be exact copies of those used by WHV. In the event WHV does not approve of such depiction, Retailer shall cease using such depiction upon reasonable notice.

20.  MISCELLANEOUS:
     --------------

     a.  Amendment and Waiver. Except as otherwise provided herein, no
         --------------------
         modification, amendment or waiver of any provision of this Agreement shall be effective against any party unless such modification, amendment or waiver is approved in writing by both Retailer and WHV. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

     b.  Severability. Whenever possible, each provision of this Agreement shall
         ------------
         be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     c.  Entire Agreement. Except as otherwise expressly set forth herein, this
         ----------------
         document embodies the complete agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

     d.  Assignment:
         ----------

         (i)   Retailer Assignment: This Letter Agreement shall not be assigned
               -------------------
               by Retailer without the prior written consent of WHV, which consent shall not be unreasonably withheld or delayed, provided that WHV has the right not to approve an assignment in the event of a sale of Retailer to a Studio (as defined below) or to a Third Party Retailer (as defined below).

         (ii)  WHV Assignment: This Letter Agreement shall not be assigned by
               --------------
               WHV without the prior written consent of Retailer, except to any corporation or entity which controls, is controlled by, or under common control with WHV.

         (iii) Purchase of Retailer by a Studio or Third Party Retailer.
               --------------------------------------------------------

      (A) Purchase by Studio: In the event [*] enters into an agreement to
          ------------------
          acquire Retailer, WHV shall be given prompt notice of such agreement and shall have the option to terminate this Agreement immediately upon written notice to Retailer. Promptly following such notice of acquisition agreement, Retailer, in consultation with WHV, shall undertake to provide adequate assurance in writing to WHV that proprietary and confidential information of WHV shall not be disclosed to, or otherwise made accessible to, the management or other employees of such Studio following such acquisition. As used in this Paragraph 20.d.(iii)(A), the term "Studio" shall also include, without limitation, the respective affiliated corporations which control, are controlled by, or are under common control with, any such Studio. The term "control" shall refer to the ownership of at least fifty percent (50%) of the outstanding voting power of the corporation or entity which is subject to such "control".

      (B) Purchase by/of Third Party Retailer: Subject to Paragraph 20.d.(i)
          -----------------------------------
          above, in the event a third party retailer (a "Third Party Retailer") enters into an agreement to acquire Retailer, or Retailer enters into an agreement to acquire Retailer, or Retailers enters into an agreement to acquire a Third Party Retailer, then WHV and Retailer agree that in such event, the terms of this Agreement shall apply only to Retailer, unless and until WHV approves in writing inclusion of such Third Party Retailer hereunder.

      (C) Definition of "Purchase": For purposes of this Subparagraph 20.d.(iii)
          ------------------------
          the term "Purchase" shall include acquisition, merger and/or other consolidation.

e. Counterparts. This Agreement may be executed in separate counterparts each of
   ------------
   which shall be an original and all of which taken together shall constitute one and the same agreement.

f. Due Authorization. Each of WHV and Retailer represents and warrants that the
   -----------------
   officer executing this Agreement has been duly authorized and that this Agreement when executed and delivered shall be valid and binding and enforceable in accordance with its terms.


* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.
                                       11

g.  Notices. All notices provided for in this Agreement shall be in writing
    -------
    and shall be either personally delivered, or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to the parties as follows:

    If to Retailer:


    NetFlix.com, Inc.
    750 University Avenue
    Los Gatos, CA 95032
    Facsimile: (408) 399-3737
    Attention: W. Barry McCarthy, Jr., C.F.O.


    with a copy to: Robert Sanchez
                    Wilson, Sonsini, Goodrich & Rosati
                    Facsimile: (650) 493-6811

    If to WHV:

    Warner Home Video
    4000 Warner Boulevard
    Burbank, CA 91522
    Attention:  Jim Cardwell, Executive Vice President
                North American Operations
                Beth Baier, Senior Vice President, Business and Legal Affairs
                              and General Counsel

h.  Governing Law. This Agreement and all matters or issues material thereto
    -------------
    shall be governed by the laws of the State of California, applicable to contracts performed entirely therein.

i.  Descriptive Headings. The descriptive headings of this Agreement are
    --------------------
    inserted for convenience only and do not constitute a part of this Agreement.

j.  Relationship of Parties. Nothing contained herein shall constitute a
    -----------------------
    partnership, joint venture, association or principal and agent relationship or be construed to evidence the intention of the parties to constitute such. Retailer and WHV are independent contractors and neither has any authority to act on the other's behalf or to bind the other in any way.

k.  Force Majeure. Whenever performance by any party of its obligations under
    -------------
    this Agreement, other than any of Retailer's payment obligations hereunder, is substantially prevented by reason of any act of God, strike, lock-out, or other industrial or transportational disturbance, fire, lack of materials, law, regulation or ordinance, war or war conditions, or by reason of any other matter beyond such party's reasonable control, then such performance shall be excused and this Agreement shall be deemed suspended during the continuation of such prevention, and the term shall be extended for a period equal to the time of such suspension.

   l.   Third Parties. None of the provisions of this Agreement is intended for
        -------------
        the benefit of or shall be enforceable by any third parties, including creditors of Retailer or WHV.

   m.   Survival: The rights, licenses and obligations in the Agreement of
        --------
        Sections 7, 8.a. and b., 13, 15, 17 and 19 shall survive and continue after termination or expiration of this Agreement and shall remain in full force and effect and shall bind the parties hereto and their legal representatives, successors, heirs and assigns.


In WITNESS WHEREOF, this Agreement was executed by the parties on the date first written above.

Netflix.com, Inc.                            WARNER HOME VIDEO, a division of
                                             Time Warner Entertainment Company,
                                             L.P. ("WHV")
By:     /s/ Ted Sarandos                     By:    /s/ [ILLEGIBLE]
      -----------------------------               -----------------------------

Its:   Ted Sarandos                          Its:   S.V.P Sales
      -----------------------------               -----------------------------
       VP of Content ACQ.

                                       13